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                           CERTIFICATE AMENDING THE
                           ARTICLES OF INCORPORATION
                                      OF
                             TRADEAWAY.COM INC.



The undersigned, being the Secretary of TRADEAWAY.COM, INC., a Nevada Corporation, hereby certify that by majority vote of the Board of Directors at a meeting held February 15, 2001, it was agreed by unanimous vote that this CERTIFICATE AMENDING ARTICLES OF INCORPORATION be filed.

The undersigned further certify that the original Articles of Incorporation of TRADEAWAY.COM, INC. were filed with the Secretary of State of Nevada on the 19th day of May, 2000. The undersigned further certify that Article Four is amended to read as follows:

       FOURTH: That the total number of common stock authorized that may be issued by the Corporation is FIFTY MILLION shares of stock @ par value $0.001 per share and no other class of stock shall be authorized. Said shares may be issued by the corporation from time to time for such consideration as may be fixed by the Board of Directors.

     /s/ Robin S. Wanner
    -------------------------------
    Robin S. Wanner, Secretary



State of Montana          )
                          ) SS
Count of Gallatin         )

On this 20th day of February, 2001, before me the undersigned, a Notary Public in and for the County of Gallatin, State of Montana, personally appeared Robin S. Wanner known to be the person whose name is subscribed to the foregoing Certificate Amending Articles of Incorporation and acknowledged to me they executed the same.


[NOTARIAL SEAL OF DONNA MILLER STATE OF MONTANA]

                                       /s/ Donna Miller
                                     -----------------------------------------
                                      Notary Public
                                      NOTARY PUBLIC for the State of Montana
                                          Residing at Manhattan, Montana
                                      My Commission Expires October 2, 2002